EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES NET INCOME FOR THE
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011
NASDAQ Global Select Market Symbol - "SBSI"

Tyler, Texas, (October 27, 2011) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:  SBSI) today reported its financial results for the three and nine months ended September 30, 2011.

Southside reported net income of $11.5 million for the three months ended September 30, 2011, an increase of $469,000, or 4.2%, when compared to the same period in 2010.  The gain on sale of available for sale securities decreased to $3.9 million for the three months ended September 30, 2011 from $8.0 million for the same period in 2010, a decrease of $4.1 million, or $2.7 million, net of income tax expense.  Net income for the nine months ended September 30, 2011 decreased $2.1 million, or 6.5%, to $29.9 million when compared to $31.9 million for the same period in 2010.  The gain on sale of available for sale securities decreased $13.4 million, or $8.7 million, net of income tax expense, to $9.7 million for the nine months ended September 30, 2011 when compared to $23.0 million for the same period in 2010.

Diluted earnings per common share increased $0.03 or 4.5%, to $0.70 for the three months ended September 30, 2011 when compared to $0.67 for the same period in 2010.  For the nine months ended September 30, 2011, diluted earnings per common share decreased $0.11, or 5.7%, to $1.82 when compared to $1.93 for the same period in 2010.

The return on average shareholders’ equity for the nine months ended September 30, 2011, was 17.22%, representing a decrease when compared to 19.84% for the same period in 2010.  The annual return on average assets decreased to 1.30% for the nine months ended September 30, 2011 from 1.44% for the same period in 2010.

“Southside is pleased to report on the progress made in the third quarter of 2011,” stated B. G. Hartley, Chairman and Chief Executive Officer of Southside Bancshares, Inc.  “We are gratified that our business plan has produced solid results in this uncertain environment.  Our actively managed investment portfolio combined with our traditional approach to community banking has once again produced solid results in an environment marked by volatility as well as uncertainty.”

“The reported earnings were driven by a 12.8% increase in net interest income, offset by a decrease in gain on sale of securities.  We have deliberately increased the size of the investment portfolio, which was the major driver to the increase in income.  Given the Federal Reserve announcement that short term rates will likely remain at these historic low levels until mid 2013, as well as the longer term borrowings already in place, we determined that strategically growing assets during the third quarter was the most prudent course of action.”

“Our credit trends remain favorable, with a decrease in nonperforming assets as well as charge offs and provision expense.  Although we remain cautious on the economy, we are committed to effectively servicing our communities.  We are beginning to see signs of potential loan growth.  As economic confidence returns, we anticipate meaningful loan growth.  It is likely that with economic growth, our loan portfolio will further drive earnings growth as the investment portfolio becomes a smaller percentage of our assets.”

“During the third quarter of 2011, we completed the purchase of the remaining 50% interest in Southside Financial Group, LLC, (“SFG”) giving Southside 100% ownership of this entity as of July 15, 2011.  This was a direct result of new regulations adopted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd Frank”).  Dodd Frank changed the manner in which we can do business through a non-bank entity.  Given the importance of our SFG operations, we determined that purchasing the remaining 50% interest in this company and integrating its operations into Southside Bank would be in the bank’s best interest.  SFG was already fully consolidated on our balance sheet and this purchase will not limit or change our ability to allocate capital in order to grow our franchise.”

“Our investment income was favorably impacted from a benign prepayment environment during the third quarter.  Given the overall interest rate environment, we would traditionally expect portfolio income to more rapidly gravitate lower as individuals refinance mortgages.  However, the inability of individuals to qualify for refinancing as well as the economics of mortgage lending and securitization has thus far prevented this rapid gravitation from occurring.  As the economics of our assets change, we will adjust asset sectors and resources as much as possible in order to maintain a balance sheet appropriate for the economic environment.”

“Just like the asset side of the balance sheet, we manage our funding in order to maximize long term net interest income.  We continue to exercise our call options on our brokered CDs in order to lock in lower cost longer term funding.  In addition, as higher cost FHLB advances mature, we are able to replace them with lower cost funding.  Our ability to lock in funding is a critical aspect of balance sheet management.  This funding has been the basis for the asset and earnings growth over the past several years.”

“Finally, we remain committed to managing the bank to best serve our stakeholders given the economic and regulatory environment.  We remain vigilant to constantly improve our cost structure against a highly competitive landscape.  Our regulatory costs have increased, however, we fully intend to work harder and smarter to avoid passing these costs to our communities or asking our shareholders to absorb the burden through reduced earnings.  We remain focused on making Southside an easy place to do business.  We will continue to make our franchise the first choice for the Texas markets we are proud to serve.”

“The last 51 years have been an amazing journey.  It is vital in times like this to reflect on how our institution and communities have successfully adapted to this competitive environment.  Our nation, our communities and our bank have succeeded in both good times as well as challenging times.  In hindsight, all have emerged stronger.  I have no doubt that will again be the case.  While we are reporting short term quarterly earnings, we are managing for longer term results.  The long term success of customers, shareholders and employees is our ultimate objective.  I thank you for your continued trust.  It has been a truly amazing journey thus far and we look forward to the journey ahead.”

Loans and Deposits

For the nine months ended September 30, 2011, total loans decreased by $37.4 million, or 3.5% when compared to December 31, 2010.  During the nine months ended September 30, 2011, loans to individuals decreased $31.2 million, commercial loans decreased $8.6 million and municipal loans increased $2.5 million, partially offsetting these decreases.

Nonperforming assets decreased by $4.5 million, or 25.7%, to $13.2 million, or 0.41% of total assets, for the nine months ended September 30, 2011, when compared to December 31, 2010.  This decrease is primarily a result of a decrease in nonaccrual and restructured loans.

During the nine months ended September 30, 2011, deposits, net of brokered deposits, increased $154.4 million, or 7.8%, compared to December 31, 2010.

Net Interest Income

Net interest income increased $2.7 million, or 12.8%, to $24.0 million for the three months ended September 30, 2011, when compared to $21.3 million for the same period in 2010.  For the three months ended September 30, 2011, our net interest spread increased to 3.35% from 3.02% for the same period in 2010.  The net interest margin increased to 3.61% for the three months ended September 30, 2011 compared to 3.35% for the same period in 2010.  The increase in our net interest margin and net interest spread for the three months ended September 30, 2011 compared to the same period in 2010 is primarily a result of a 36.2% increase in the average municipal securities which have a higher average yield.  The net interest margin and net interest spread for the three months ended September 30, 2011 decreased to 3.61% and 3.35%, respectively, from 3.81% and 3.52% for the three months ended June 30, 2011.  The decrease in the net interest margin and net interest spread for the three months ended September 30, 2011 compared to the three months ended June 30, 2011 is a result of an increase in the average securities portfolio of $76.3 million, which generally have lower yields and a decrease in average loans of $18.3 million, which generally have higher yields.

Net interest income increased $7.1 million, or 11.2%, to $70.8 million for the nine months ended September 30, 2011, when compared to $63.7 million for the same period in 2010.  For the nine months ended September 30, 2011, our net interest spread increased to 3.37% from 3.06% for the same period in 2010.  The net interest margin increased to 3.66% for the nine months ended September 30, 2011 compared to 3.39% for the same period in 2010.  The increase in our net interest margin and spread for the nine months ended September 30, 2011 compared to the same period in 2010 is primarily a result of slower prepayments on our mortgage-backed securities during 2011.  During the first six months of 2010 prepayments increased significantly due to announcements by Fannie Mae and Freddie Mac that they would repurchase delinquent loans that had not been repurchased for several months and that they would begin repurchasing these delinquent loans in a more timely manner.

Net Income for the Three Months

The increase in net income for the three months ended September 30, 2011, when compared to the same period in 2010, was a result of an increase in net interest income and a decrease in the provision for loan losses which was partially offset by a decrease in gains on the sale of available for sale securities.

Noninterest expense increased $41,000, or 0.2%, for the three months ended September 30, 2011, compared to the same period in 2010.

Net Income for the Nine Months

The decrease in net income for the nine months ended September 30, 2011, when compared to the same period in 2010, was a result of a decrease in noninterest income that included a decrease in security gains, and an increase in noninterest expense which was partially offset by an increase in net interest income and a decrease in the provision for loan losses.

Noninterest expense increased $1.5 million, or 2.7%, for the nine months ended September 30, 2011, compared to the same period in 2010.  The increase in noninterest expense was primarily a result of increases in personnel expense associated with our overall growth and expansion, occupancy expense due to added facilities, and professional fees due to legal fees and consulting fees associated with the acquisition of SFG which were partially offset by a decrease in FDIC insurance premium expense.

About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $3.2 billion in assets that owns 100% of Southside Bank.  Southside Bank currently has 48 banking centers in Texas and operates a network of 50 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Susan Hill at (903) 531-7220, or susan.hill@southside.com.

Forward-Looking Statements

Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as "expect," "estimate," "project," "anticipate," “appear,” "believe," "could," "should," "may," "intend," "probability," "risk," "target," "objective," "plans," "potential," and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality and earnings and certain market risk disclosures, including the impact of interest rate uncertainty, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  As a result, actual income gains and losses could materially differ from those that have been estimated.

Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	At	At	At
	September 30,	December 31,	September 30,
	2011	2010	2010
	(dollars in thousands)
	(unaudited)

Selected Financial Condition Data (at end of period):

Total assets	$3,210,279	$2,999,621	$3,017,527
Loans	1,040,471	1,077,920	1,037,208
Allowance for loan losses	18,189	20,711	18,731
Mortgage-backed and related securities:
Available for sale, at estimated fair value	1,263,528	946,043	1,026,869
Held to maturity, at cost	389,178	417,862	440,133
Investment securities:
Available for sale, at estimated fair value	304,994	299,344	245,509
Held to maturity, at cost	1,496	1,495	1,495
Federal Home Loan Bank stock, at cost	29,057	34,712	36,130
Deposits	2,293,760	2,134,428	2,018,973
Long-term obligations	335,769	433,790	449,810
Equity	258,143	215,436	223,518
Nonperforming assets	13,160	17,709	18,699
Nonaccrual loans	10,634	14,524	14,631
Accruing loans past due more than 90 days	21	7	7
Restructured loans	1,486	2,320	2,516
Other real estate owned	831	220	1,100
Repossessed assets	188	638	445

Asset Quality Ratios:
Nonaccruing loans to total loans	1.02%	1.35%	1.41%
Allowance for loan losses to nonaccruing loans	171.05	142.60	128.02
Allowance for loan losses to nonperforming assets	138.21	116.95	100.17
Allowance for loan losses to total loans	1.75	1.92	1.81
Nonperforming assets to total assets	0.41	0.59	0.62
Net charge-offs to average loans	1.02	1.25	1.37

Capital Ratios:
Shareholders’ equity to total assets	8.04	7.15	7.36
Average shareholders’ equity to average total assets	7.53	7.24	7.25

LOAN PORTFOLIO COMPOSITION

The following table sets forth loan totals by category for the periods presented:

	At	At	At
	September 30,	December 31,	September 30,
	2011	2010	2010
	(in thousands)
	(unaudited)
Real Estate Loans:
Construction	$103,859	$115,094	$111,121
1-4 Family Residential	228,248	219,031	216,972
Other	202,595	200,723	202,497
Commercial Loans	140,115	148,761	156,635
Municipal Loans	199,122	196,594	173,314
Loans to Individuals	166,532	197,717	176,669
Total Loans	$1,040,471	$1,077,920	$1,037,208

	At or for the		At or for the
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
	(dollars in thousands)		(dollars in thousands)
	(unaudited)		(unaudited)

Selected Operating Data:
Total interest income	$32,653	$32,753	$98,282	$98,565
Total interest expense	8,637	11,464	27,440	34,830
Net interest income	24,016	21,289	70,842	63,735
Provision for loan losses	1,454	3,201	5,452	9,328
Net interest income after provision for loan losses	22,562	18,088	65,390	54,407
Noninterest income
Deposit services	4,098	4,280	12,005	12,744
Gain on sale of securities available for sale	3,863	8,008	9,672	23,024

Total other-than-temporary impairment losses	–	–	–	(39)
Portion of loss recognized in other comprehensive
income (before taxes)	–	–	–	(36)
Net impairment losses recognized in earnings	–	–	–	(75)

Gain on sale of loans	402	517	967	1,197
Trust income	672	645	1,968	1,736
Bank owned life insurance income	288	297	835	867
Other	957	931	3,021	2,728
Total noninterest income	10,280	14,678	28,468	42,221
Noninterest expense
Salaries and employee benefits	11,280	10,891	34,593	33,048
Occupancy expense	1,866	1,720	5,365	5,025
Equipment expense	540	532	1,558	1,441
Advertising, travel & entertainment	591	616	1,694	1,697
ATM and debit card expense	235	223	716	602
Director fees	193	197	584	590
Supplies	186	189	571	665
Professional fees	571	418	1,583	1,363
Postage	178	195	543	612
Telephone and communications	285	349	967	1,068
FDIC Insurance	212	804	1,710	2,172
Other	1,559	1,521	4,660	4,803
Total noninterest expense	17,696	17,655	54,544	53,086
Income before income tax expense	15,146	15,111	39,314	43,542
Provision for income tax expense	3,629	3,811	8,086	10,296
Net income	11,517	11,300	31,228	33,246
Less: Net income attributable to the noncontrolling interest	–	(252)	(1,358)	(1,301)
Net income attributable to Southside Bancshares, Inc.	$11,517	$11,048	$29,870	$31,945

Common share data attributable to Southside Bancshares, Inc:
Weighted-average basic shares outstanding	16,454	16,543	16,439	16,563
Weighted-average diluted shares outstanding	16,461	16,553	16,446	16,598
Net income per common share
Basic	$0.70	$0.67	$1.82	$1.93
Diluted	0.70	0.67	1.82	1.93
Book value per common share	–	–	15.68	13.54
Cash dividend declared per common share	0.18	0.17	0.52	0.51

	At or for the		At or for the
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

Selected Performance Ratios:
Return on average assets	1.44%	1.48%	1.30%	1.44%
Return on average shareholders’ equity	18.25	19.53	17.22	19.84
Average yield on interest earning assets	4.78	5.00	4.93	5.07
Average yield on interest bearing liabilities	1.43	1.98	1.56	2.01
Net interest spread	3.35	3.02	3.37	3.06
Net interest margin	3.61	3.35	3.66	3.39
Average interest earnings assets to average interest bearing liabilities	122.00	120.25	121.65	119.51
Noninterest expense to average total assets	2.22	2.36	2.37	2.39
Efficiency ratio	53.37	58.44	55.91	58.73

RESULTS OF OPERATIONS

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average cost of the interest bearing liabilities.

	AVERAGE BALANCES AND YIELDS
	(dollars in thousands)
	(unaudited)
	Nine Months Ended
	September 30, 2011			September 30, 2010
	AVG		AVG	AVG		AVG
	BALANCE	INTEREST	YIELD	BALANCE	INTEREST	YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$1,049,918	$53,443	6.81%	$1,022,003	$54,521	7.13%
Loans Held For Sale	3,414	100	3.92%	4,509	125	3.71%
Securities:
Investment Securities (Taxable)(4)	6,040	49	1.08%	9,271	72	1.04%
Investment Securities (Tax-Exempt)(3)(4)	296,752	14,198	6.40%	240,434	12,276	6.83%
Mortgage-backed and Related Securities (4)	1,474,104	37,899	3.44%	1,443,459	37,937	3.51%
Total Securities	1,776,896	52,146	3.92%	1,693,164	50,285	3.97%
FHLB stock and other investments, at cost	30,146	182	0.81%	38,471	200	0.70%
Interest Earning Deposits	9,164	15	0.22%	15,502	19	0.16%
Total Interest Earning Assets	2,869,538	105,886	4.93%	2,773,649	105,150	5.07%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	42,069			43,723
Bank Premises and Equipment	50,570			48,233
Other Assets	137,774			124,201
Less: Allowance for Loan Loss	(19,258)			(19,079)
Total Assets	$3,080,693			$2,970,727
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$84,899	168	0.26%	$73,725	251	0.46%
Time Deposits	856,059	8,554	1.34%	715,716	10,462	1.95%
Interest Bearing Demand Deposits	790,608	3,244	0.55%	718,067	3,899	0.73%
Total Interest Bearing Deposits	1,731,566	11,966	0.92%	1,507,508	14,612	1.30%
Short-term Interest Bearing Liabilities	266,730	5,077	2.54%	304,811	5,633	2.47%
Long-term Interest Bearing Liabilities – FHLB Dallas	300,184	7,958	3.54%	448,156	12,133	3.62%
Long-term Debt (5)	60,311	2,439	5.41%	60,311	2,452	5.44%
Total Interest Bearing Liabilities	2,358,791	27,440	1.56%	2,320,786	34,830	2.01%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	454,454			407,659
Other Liabilities	34,089			25,775
Total Liabilities	2,847,334			2,754,220

SHAREHOLDERS’ EQUITY (6)	233,359			216,507
Total Liabilities and Shareholders’ Equity	$3,080,693			$2,970,727
NET INTEREST INCOME		$78,446			$70,320
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.66%			3.39%
NET INTEREST SPREAD			3.37%			3.06%
(1)  Interest on loans includes fees on loans that are not material in amount.
(2)  Interest income includes taxable-equivalent adjustments of $2,913 and $2,518 for the nine months ended September 30, 2011 and September 30, 2010, respectively.
(3)  Interest income includes taxable-equivalent adjustments of $4,691 and $4,067 for the nine months ended September 30, 2011 and September 30, 2010, respectively.
(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Represents junior subordinated debentures issued by us to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities, Southside Statutory Trust V of $12.5 million of trust preferred securities and junior subordinated debentures issued by Fort Worth Bancshares, Inc. to Magnolia Trust Company I in connection with the issuance by Magnolia Trust Company I of $3.5 million of trust preferred securities.
(6)  Includes average equity of noncontrolling interest of $1,487 and $1,195 for the nine months ended September 30, 2011 and September 30, 2010, respectively.

Note: As of September 30, 2011 and 2010, loans totaling $10,634 and $14,631, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	AVERAGE BALANCES AND YIELDS
	(dollars in thousands)
	(unaudited)
	Three Months Ended
	September 30, 2011			September 30, 2010
	AVG		AVG	AVG		AVG
	BALANCE	INTEREST	YIELD	BALANCE	INTEREST	YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$1,031,435	$17,162	6.60%	$1,024,157	$17,742	6.87%
Loans Held For Sale	4,019	32	3.16%	6,032	54	3.55%
Securities:
Investment Securities (Taxable)(4)	4,037	11	1.08%	9,070	20	0.87%
Investment Securities (Tax-Exempt)(3)(4)	285,598	4,634	6.44%	209,727	3,574	6.76%
Mortgage-backed and Related Securities (4)	1,558,141	13,292	3.38%	1,459,132	13,378	3.64%
Total Securities	1,847,776	17,937	3.85%	1,677,929	16,972	4.01%
FHLB stock and other investments, at cost	29,665	50	0.67%	38,161	59	0.61%
Interest Earning Deposits	5,440	2	0.15%	18,503	4	0.09%
Total Interest Earning Assets	2,918,335	35,183	4.78%	2,764,782	34,831	5.00%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	37,269			41,202
Bank Premises and Equipment	50,681			49,267
Other Assets	175,659			130,860
Less: Allowance for Loan Loss	(18,474)			(18,789)
Total Assets	$3,163,470			$2,967,322
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$87,960	50	0.23%	$74,620	84	0.45%
Time Deposits	854,485	2,810	1.30%	720,737	3,508	1.93%
Interest Bearing Demand Deposits	803,159	1,019	0.50%	718,910	1,282	0.71%
Total Interest Bearing Deposits	1,745,604	3,879	0.88%	1,514,267	4,874	1.28%
Short-term Interest Bearing Liabilities	320,934	1,643	2.03%	312,182	2,086	2.65%
Long-term Interest Bearing Liabilities – FHLB Dallas	265,162	2,295	3.43%	412,356	3,668	3.53%
Long-term Debt (5)	60,311	820	5.39%	60,311	836	5.50%
Total Interest Bearing Liabilities	2,392,011	8,637	1.43%	2,299,116	11,464	1.98%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	467,008			418,344
Other Liabilities	53,688			23,924
Total Liabilities	2,912,707			2,741,384

SHAREHOLDERS’ EQUITY (6)	250,763			225,938
Total Liabilities and Shareholders’ Equity	$3,163,470			$2,967,322
NET INTEREST INCOME		$26,546			$23,367
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.61%			3.35%
NET INTEREST SPREAD			3.35%			3.02%
(1)  Interest on loans includes fees on loans that are not material in amount.
(2)  Interest income includes taxable-equivalent adjustments of $965 and $870 for the three months ended September 30, 2011 and September 30, 2010, respectively.
(3)  Interest income includes taxable-equivalent adjustments of $1,565 and $1,208 for the three months ended September 30, 2011 and September 30, 2010, respectively.
(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Represents junior subordinated debentures issued by us to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities, Southside Statutory Trust V of $12.5 million of trust preferred securities and junior subordinated debentures issued by Fort Worth Bancshares, Inc. to Magnolia Trust Company I in connection with the issuance by Magnolia Trust Company I of $3.5 million of trust preferred securities.
(6)  Includes average equity of noncontrolling interest of $405 and $1,495 for the three months ended September 30, 2011 and September 30, 2010, respectively.

Note: As of September 30, 2011 and 2010, loans totaling $10,634 and $14,631, respectively, were on nonaccrual status.  Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.